Exhibit 99.1
For Immediate Release
Suntron Corporation Reports Third Quarter 2007 Results
PHOENIX, AZ — November 14, 2007 — Suntron Corporation (NASDAQ: SUNN), a leading provider of integrated electronics manufacturing solutions, today reported net sales of $52.5 million and a net loss of $0.4 million for the third quarter of 2007. The third quarter results included charges of $0.2 million for stock-based compensation and $0.1 million for restructuring expenses.
Gross profit for the third quarter of 2007 was $4.0 million on net sales of $52.5 million, as compared to $4.0 million on net sales of $70.6 million for the third quarter of 2006, and $5.9 million on net sales of $64.2 million for the second quarter of 2007. Gross margin as a percent of net sales for the third quarter of 2007 was 7.6% as compared to 5.7% for the third quarter of 2006 and 9.2% for the second quarter of 2007. The decrease in gross margin compared to the second quarter of 2007 was impacted by lower net sales in the third quarter of 2007. The improvement in gross margin compared to the third quarter of 2006 was primarily attributable to our recent restructuring activities that reduced our fixed cost structure and a $1.0 million reduction in restructuring costs in the third quarter of 2007 as compared to the third quarter of 2006.
Selling, general and administrative expense (SG&A) for the third quarter of 2007 decreased $2.8 million from the third quarter of 2006 to $3.6 million. The decrease in SG&A for the third quarter of 2007 was attributable to a reduction in legal fees related to previously settled litigation and a reduction in compensation and benefits. Sequentially, SG&A for the third quarter of 2007 decreased by $0.8 million as compared to the second quarter of 2007 primarily due to a reduction in compensation and benefits.
The net loss of $0.4 million for the third quarter of 2007 improved by $3.3 million as compared to a net loss of $3.7 million for the third quarter of 2006. Similarly, earnings per share for the third quarter of 2007 was a loss of $0.02 per share, as compared to a loss of $0.13 for the third quarter of 2006. Sequentially, net loss for the third quarter of 2007 decreased by $0.7 million from net income reported for the second quarter of 2007 of $0.3 million primarily due to reduced net sales.
Cash flow from operating activities improved by $11.8 million to $10.5 million for the third quarter of 2007, as compared to negative operating cash flow of $1.3 million for the third quarter of 2006. Sequentially, cash flow from operating activities improved by $2.1 million as compared to operating cash flow of $8.4 million for the second quarter of 2007. The positive operating cash flow generated in the third quarter of 2007 was utilized primarily for the repayment of debt. At the end of the third quarter of 2007, borrowings under the Company’s revolving credit agreement amounted to $6.4 million, reflecting a net repayment of debt of $8.8 million during the quarter.
“Our focus on working capital management has helped us significantly reduce our bank debt to $6.4 million at the end of the third quarter of 2007”, stated Paul Singh, Suntron’s president and chief executive officer. “With our stronger balance sheet in place, we are providing additional focus on quality and increasing sales,” concluded Mr. Singh.

About Suntron Corporation
Suntron delivers complete manufacturing services and solutions to support the entire life cycle of products in the industrial, semiconductor capital equipment, aerospace and defense, networking and telecommunications, and medical markets. Headquartered in Phoenix, Arizona, Suntron operates five full-service manufacturing facilities and two quick-turn manufacturing facilities in North America. Suntron is involved in product design, engineering services, cable and harness production, printed circuit card assembly, box build, large scale and complex system integration, commercial off-the-shelf integration, and test.
Non-GAAP Information
In addition to disclosing results determined in accordance with generally accepted accounting principles (GAAP), Suntron also discloses certain non-GAAP results of operations that exclude certain items. These non-GAAP financial data are provided to facilitate meaningful period-to-period comparisons of underlying operational performance by eliminating infrequent or unusual charges and benefits. The primary measure of our operating performance is net income (loss). However, the Company’s lenders, management and many investment analysts believe that other measures provide additional information to further analyze the Company’s financial performance. Additionally, in evaluating alternative measures of operating performance, it is important to understand that there are no standards for these calculations. Accordingly, the lack of standards can result in subjective determinations by management about which items may be excluded from the calculations, as well as the potential for inconsistencies between different companies that have similarly titled alternative measures. See the tables to this press release for a reconciliation of GAAP amounts to non-GAAP amounts.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains forward-looking statements that relate to future events or performance. These statements reflect Suntron’s current expectations, and Suntron does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond Suntron’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions and specific conditions in the electronics industry, including the aerospace and semiconductor capital equipment market segments of the electronics industry; Suntron’s dependence upon a small number of customers; the Company’s ability to attract new customers and retain existing customers; cash availability/liquidity; changes or cancellations in customer orders; the ability to improve future profitability as a result of past restructuring actions, the ability to achieve profitable growth in the future that results from enhanced sales and marketing resources, the risks inherent with predicting cash flows, revenue and earnings outcomes as well as other factors identified as “Risk Factors” or otherwise described in Suntron’s filings with the Securities and Exchange Commission from time to time.
Visit www.suntroncorp.com or call 888-520-3382 for more information.
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CONTACT:	Suntron Corporation Paul Singh, President and CEO Thomas B. Sabol, Chief Financial Officer 602-789-6600 ir@suntroncorp.com

SUNTRON CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Quarter Ended
	October 1,
	2006	July 1, 2007	September 30, 2007
Net Sales	$70,604	$64,163	$52,549
Cost of Goods Sold	66,577	58,232	48,537

Gross profit	4,027	5,931	4,012

Operating Expenses:
Selling, general and administrative expenses	6,363	4,389	3,605
Severance, retention, and lease exit costs	123	68	9
Related party management and consulting fees	188	187	188

Total operating expenses	6,674	4,644	3,802

Operating income (loss)	(2,647)	1,287	210

Other Income (Expense):
Interest expense	(1,075)	(1,055)	(859)
Gain on sale of assets	(6)	8	(6)
Interest and other, net	25	26	230

Total other income (expense)	(1,056)	(1,021)	(635)

Net income (loss)	$(3,703)	$266	$(425)

Earnings (Loss) Per Share (Basic and Diluted)	$(0.13)	$0.01	$0.02

Weighed Average Shares Outstanding:
Basic	27,551	27,595	27,608

Diluted	27,551	27,650	27,608

SUNTRON CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Per Share Amounts)

	December 31,	July 2,	September 30,
	2006	2007	2007
ASSETS
Current Assets:
Cash and equivalents	$46	$50	$47
Trade receivables, net	40,756	39,795	34,514
Inventories	56,038	41,803	37,222
Prepaid expenses and other	1,186	1,350	1,100

Total Current Assets	98,026	82,998	72,883
Property and equipment, net	5,184	4,468	4,236
Goodwill	10,918	10,702	10,702
Other assets, net	2,785	2,595	2,674

Total Assets	$116,913	$100,763	$90,495

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$30,285	$19,715	$19,327
Outstanding checks in excess of cash balances	804	1,657	876
Borrowings under revolving credit agreement	19,759	15,182	6,354
Accrued compensation and benefits	4,721	5,132	5,295
Payable to affiliates	432	280	205
Other accrued liabilities	4,252	2,294	1,960

Total Current Liabilities	60,253	44,260	34,017
Long-term subordinated debt payable to affiliate	11,353	12,327	12,852
Other long-term liabilities	1,755	1,656	1,370

Total Liabilities	73,361	58,243	48,239

Stockholders’ Equity:
Preferred stock, $.01 par value. Authorized 10,000 shares, none issued	—	—	—
Common stock, $.01 par value. Authorized 50,000 shares; issued and outstanding 27,577, 27,606 and 27,619 shares, respectively	276	276	276
Additional paid-in capital	381,329	381,701	381,862
Accumulated deficit	(338,053)	(339,457)	(339,882)

Total Stockholders’ Equity	43,552	42,520	42,256

Total Liabilities and Stockholders’ Equity	$116,913	$100,763	$90,495

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES- UNAUDITED
(In Thousands, except per share data)

	Q3	Q2	Q3
	2006	2007	2007

Net Income (Loss) (GAAP)	$(3,703)	$266	$(425)
Restructuring Expenses	1,129	255	50
Professional fees related to litigation	1,211	—	—
Stock Compensation Expense	291	164	161
Other	—	—	98

Net Income (Loss) (Non-GAAP)	$(1,072)	$685	$(116)

Earnings (Loss) Per Share (GAAP)	$(0.13)	$0.01	$(0.02)

Earnings (Loss) Per Share (Non-GAAP)	$(0.04)	$0.02	$(0.00)

OTHER SELECTED FINANCIAL DATA- UNAUDITED
(In Thousands)

	Q3	Q2	Q3
	2006	2007	2007

EBITDA	$(1,654)	$2,015	$1,109
Cash Flow Provided by (Used in)
Operating Activities	(1,273)	8,349	10,462
Restructuring Charges:
Included in Cost of Goods Sold	1,006	187	41
Other	123	68	9
Borrowing Availability (End of Period)	20,861	21,578	20,205
Working Capital (End of Period)	40,965	38,738	38,866
CALCULATION OF EBITDA- UNAUDITED
(In Thousands)

	Q3	Q2	Q3
	2006	2007	2007

Net Income (Loss)	$(3,703)	$266	$(425)
Interest Expense	1,075	1,055	859
Income Tax Expense	—	—	—
Depreciation and Amortization	974	694	675

EBITDA	$(1,654)	$2,015	$1,109